Exhibit X

              FIRST AMENDMENT TO GUARANTY AGREEMENT

     This FIRST AMENDMENT TO GUARANTY AGREEMENT dated as of July 15, 2003 and effective as of June 1, 2003 (this "Amendment"), is made by WYNNCHURCH CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Wynnchurch USA", and WYNNCHURCH CAPITAL PARTNERS CANADA, L.P., an Alberta, Canada limited partnership ("Wynnchurch Canada", and collectively with Wynnchurch USA, the "Guarantors"), and FLEET CAPITAL CORPORATION (the "Lender").

                       W I T N E S S E T H

     WHEREAS, Alternative Resources Corporation ("ARC"), ARC Service, Inc., ARC Solutions, Inc., ARC Midholding, Inc., Writers Inc., ARC Technology Management LLC, ARC Staffing Management LLC, and ARC Shared Services LLC (collectively, the "Borrowers") and the Lender are parties to a Credit and Security Agreement dated as of January 31, 2002 (as amended, supplemented or otherwise modified from time to time, including, without limitation, by the Sixth Amendment described below, the "Credit Agreement"), pursuant to which the Lender has agreed, subject to the terms and conditions set forth therein, to make loans and other extensions of credit to the Borrowers;

     WHEREAS, the Credit Agreement provides for the Lender to make overadvances (the "Overadvances") for the benefit of the Borrowers until December 31, 2003, or such later date as the Lender may agree in writing, in an aggregate amount outstanding from time to time of up to $2,000,000 (the "Overadvance Limit"), as reduced from time to time;

     WHEREAS, Wynnchurch has executed and delivered a Guaranty Agreement dated as of April 14, 2003 (the "Guaranty Agreement"), pursuant to which Wynnchurch has guarantied to the Lender the repayment of the Overadvances up to the Overadvance Limit, as reduced from time to time;

     WHEREAS, the terms of the Credit Agreement and the Guaranty Agreement respectively provide that the Overadvance Limit and the amount of Overadvances guarantied by Wynnchurch shall respectively be reduced from time to time upon the payment in cash by Bluecurrent, Inc. ("Bluecurrent") to the Borrowers of amounts due in respect of accounts receivable owing by Bluecurrent to the Borrowers (the "Bluecurrent Receivables"), on a dollar for dollar basis in an amount equal to such payments;

     WHEREAS, the Borrowers received a payment on or about May 29, 2003 in the amount of approximately $850,000 in respect of the Bluecurrent Receivables (the "Initial Bluecurrent Payment") and have requested that the Lender enter into a Sixth Amendment to Credit Agreement dated as of the date hereof (the "Sixth Amendment") whereby the Credit Agreement would be amended to eliminate the reduction of the Overadvance Limit resulting from the payment of the Initial Bluecurrent Payment, so that only payments received in respect of the Bluecurrent Receivables after the Initial Bluecurrent Payment shall result in a reduction of the Overadvance Limit, on a dollar for dollar basis in an amount equal to such payments;

     WHEREAS, it is a condition to the Lender's agreement to enter into the Sixth Amendment that Wynnchurch shall have agreed to amend the Guaranty Agreement to eliminate the automatic reduction in the amount of Overadvances guarantied thereunder resulting from the Initial Bluecurrent Payment, so that only payments received in respect of the Bluecurrent Receivables after the Initial Bluecurrent Payment shall result in a reduction of the amount of Overadvances guarantied under the Guaranty Agreement;

     NOW, THEREFORE, in order to induce the Lender to enter into the Sixth Amendment and to continue to make Loans and Overadvances to the Borrowers as provided in the Credit
Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged by the Guarantors, the Guarantors hereby agree as follows:

     1.   Capitalized Terms.

     Capitalized terms used herein which are defined in the Guaranty Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

     2.   Amendments to Guaranty Agreement.

     The Guarantors and the Lender hereby agree that the Guaranty
Agreement is amended, effective as of June 1, 2003, as follows:

     (a) Amendment to Section 1 of the Guaranty Agreement. The following new definition of "Initial Bluecurrent Payment" is hereby inserted in Section 1 of the Guaranty Agreement in appropriate alphabetical order:

               "Initial Bluecurrent Payment" means an initial payment, in the amount of approximately $850,000, paid on or about May 29, 2003 by Bluecurrent to the Borrowers in respect of certain disputed accounts receivable owing by Bluecurrent to the Borrowers.

     (b)  Amendment to Section 2(b) of the Guaranty Agreement.
Section 2(b) of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

          (b)  Notwithstanding any provision of this
          Agreement to the contrary, the obligations of the Guarantors under this Agreement shall not exceed the sum of (i) $2,000,000 (the "Initial Guaranty Amount"), plus (ii) in the event any payment to be made by the Guarantors hereunder is not made when due, interest at the Post-Default Rate accruing on such unpaid amount from the date such amount became due hereunder, plus (iii) the reasonable expenses (including fees and expenses of counsel), if any, incurred by the Lender in enforcement of and collection under this Agreement. The parties hereto agree that the Initial Guaranty Amount shall be reduced from time to time, upon the payment in cash by Bluecurrent to the Borrowers of amounts due in respect of the Bluecurrent Receivables, on a dollar for dollar basis in an amount equal to such cash payments; provided that no such reduction in the Initial Guaranty Amount shall become effective until three days after (a) the Lender has received written notice from the Borrowers of the receipt of the applicable cash payment and (b) the application of such cash payment to the outstanding Loans; and provided further that the Initial Guaranty Amount shall not be reduced as a result of the Initial Bluecurrent Payment.

     3.   Ratification.

     The Guaranty Agreement, as modified and amended by this Amendment, remains in full force and effect and is hereby ratified and confirmed in all respects except that, upon and after the effectiveness of the Sixth Amendment, each reference in the Guaranty Agreement to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Sixth Amendment. This amendment shall be deemed effective as of June 1, 2003.

     4.   Representations and Warranties.

     The Guarantors hereby represent, warrant and confirm that:
(a) the representations and warranties of the Guarantors contained in the Guaranty Agreement are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) the Guarantors are in compliance with all of the covenants, terms and provisions set forth in the Guaranty Agreement; and (c) the execution, delivery and performance by the Guarantors of this Amendment (i) have been duly authorized by all necessary action on the part of the Guarantors, (ii) will not violate any applicable law or regulation or the organizational documents of any Guarantor,
(iii) will not violate or result in a default under any indenture, agreement or other instrument binding on any Guarantor or any of its assets, and (iv) do not require any consent, waiver or approval of or by any Person which has not been obtained.

     5.   Successors and Assigns.

     This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns

     6.   Counterparts; Governing Law.

     This Amendment may be executed in any number of counterparts which together shall constitute one agreement and delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart. This Amendment shall be governed and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts.

     7.   Fee.

     In consideration for the Guarantors' entry into this Amendment, ARC agrees to pay Wynnchurch Capital, Ltd., the amount of One Hundred Twenty Five Thousand Dollars ($125,000) (the "Amendment Payment"), payable in the manner set forth in this
Section 7, and Lender hereby consents to such payment. The Amendment Payment shall be treated as if it is an additional $125,000 of interest payable pursuant to that certain Note dated as of January 31, 2002, as amended, of ARC to Wynnchurch Canada, and that certain Note dated as of January 31, 2002, as amended, of ARC to Wynnchurch USA (such notes collectively, the "Notes"), in each case accrued as of the date hereof. The Amendment Payment shall accrue interest as if it were interest accrued pursuant to the Notes. Upon any payment of interest to Wynnchurch Canada and Wynnchurch USA pursuant to the Notes, ARC shall also pay Wynnchurch Capital, Ltd. its pro rata share of the Amendment Payment (as well as any interest accrued thereon), in cash. Notwithstanding the foregoing, the Amendment Payment shall be deemed to be a "Subordinated Obligation" pursuant to the Subordination and Intercreditor Agreement dated as of January 31, 2002, among the Guarantors, the Lender and the Borrowers (as amended, the "Subordination Agreement") and shall be deferred and not be paid, except as permitted under the terms of the Credit Agreement and the Subordination Agreement, treating the payment of the Amendment Payment as the payment of additional interest pursuant to the Notes.

     IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument as of the date first above written.

                    GUARANTORS:

                    WYNNCHURCH CAPITAL PARTNERS, L.P.

                    By:  Wynnchurch Partners, L.P., its
                         General Partner

                    By:  Wynnchurch Management Inc.,
                         its General Partner


                    By:  /s/ John Hatherly
                         -----------------
                    Name:   John Hatherly
                    Title:  President

                    WYNNCHURCH CAPITAL PARTNERS
                    CANADA, L.P.

                    By:  Wynnchurch Partners Canada,
                         L.P., its General Partner

                    By:  Wynnchurch GP Canada, Inc.,
                         its General Partner


                    By:  /s/ John Hatherly
                         -----------------
                    Name:   John Hatherly
                    Title:  President


                    LENDER:

                    FLEET CAPITAL CORPORATION


                    By:  /s/ Christopher Godfrey
                         -----------------------
                    Name:  Christopher Godfrey
                    Title: Senior Vice President

The undersigned acknowledge the foregoing Amendment and agree to be bound by the terms of Section 7 thereof.

ALTERNATIVE RESOURCES CORPORATION


By:    /s/ Steven Purcell
       ------------------
Name:  Steven Purcell
Title: Chief Financial Officer


ARC SERVICE, INC.


By:    /s/ Steven Purcell
       ------------------
Name:  Steven Purcell
Title: Chief Financial Officer


ARC SOLUTIONS, INC.


By:    /s/ Steven Purcell
       ------------------
Name:  Steven Purcell
Title: Chief Financial Officer

ARC MIDHOLDING, INC.


By:    /s/ Steven Purcell
       ------------------
Name:  Steven Purcell
Title: Chief Financial Officer

WRITERS INC.

By:    /s/ Steven Purcell
       ------------------
Name:  Steven Purcell
Title: Chief Financial Officer

ARC TECHNOLOGY MANAGEMENT LLC

By:  ARC SERVICE, INC., its Manager and sole member

By:    /s/ Marino Petropoulos
       ------------------
Name:  Marino Petropoulos
Title: Treasurer

ARC STAFFING MANAGEMENT LLC

By:  ARC SERVICE, INC., its Manager and sole member

By:    /s/ Marino Petropoulos
       ------------------
Name:  Marino Petropoulos
Title: Treasurer

ARC SHARED SERVICES LLC

By:  ARC SERVICE, INC., its Manager and sole member

By:    /s/ Marino Petropoulos
       ------------------
Name:  Marino Petropoulos
Title: Treasurer